    As filed with the Securities and Exchange Commission on October 6, 1994
                                                      REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                    FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CHRYSLER  CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                           38-2673623
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                              12000 Chrysler Drive
                      Highland Park, Michigan  48288-0001
                                 (313) 956-5741

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               CHRYSLER CORPORATION 1991 STOCK COMPENSATION PLAN

                            (Full title of the plan)

                            Richard D. Houtman, Esq.
                              12000 Chrysler Drive
                      Highland Park, Michigan  48288-0001
                                 (313) 956-2845

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

- --------------------------------------------------------------------------------------------
Title of                  Amount of           Proposed         Proposed     Amount
additional                additional          maximum          maximum      of regis-
securities                securities          offering         aggregate    tration
to be                     to be               price            offering     fee
registered                registered          per              price
                                              share
Common Stock,
par value
$1.00 per
share                     17,000,000         $44.3125         $753,312,500    $150,662.50(1)
- --------------------------------------------------------------------------------------------

(1) The offering price and registration fee have been calculated pursuant to Rule 457(h). There are also registered hereunder any additional indeterminate number of shares as may be issued as a result of antidilution provisions of the 1991 Stock Compensation Plan.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         Chrysler has filed with the Securities and Exchange Commission (the "Commission"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Act"), an Annual Report on Form 10-K for the year ended December 31, 1993 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 and, pursuant to the Securities Act of 1933, a Report on Form S-8, Registration No. 33-47986, which Reports are incorporated herein by reference.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Chrysler Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Park, and State of Michigan, on the 6th day of October, 1994.
                                             CHRYSLER CORPORATION


                                             By    /s/ GARY C. VALADE
                                                     Gary C. Valade
                                                 Executive Vice President
                                                   and Chief Financial
                                                   Officer

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Principal executive officer:


    ROBERT J. EATON*            Chairman of        October 6, 1994
- ---------------------------       the Board
    Robert J. Eaton


Principal financial officer:


      G. C. VALADE*             Chief Financial    October 6, 1994
- ---------------------------       Officer
      G. C. Valade

Principal accounting officer:


     J. D. DONLON, III*         Controller         October 6, 1994
- ---------------------------
     J. D. Donlon, III


*By   /s/ R. D. HOUTMAN
   ------------------------
          R. D. Houtman
        Attorney-in-Fact


DIRECTORS:


      LILYAN H. AFFINITO*           Director       October 6, 1994
- -----------------------------
      Lilyan H. Affinito

       ROBERT E. ALLEN*             Director       October 6, 1994
- -----------------------------
       Robert E. Allen

     JOSEPH E. ANTONINI*            Director       October 6, 1994
- -----------------------------
     Joseph E. Antonini

                                    Director
- -----------------------------
    Joseph A. Califano, Jr.

      THOMAS G. DENOMME*            Director       October 6, 1994
- -----------------------------
      Thomas G. Denomme

       ROBERT J. EATON*             Director       October 6, 1994
- -----------------------------
       Robert J. Eaton

       EARL G. GRAVES*              Director       October 6, 1994
- -----------------------------
       Earl G. Graves

         KENT KRESA*                Director       October 6, 1994
- -----------------------------
         Kent Kresa

      ROBERT J. LANIGAN*            Director       October 6, 1994
- -----------------------------
      Robert J. Lanigan

        ROBERT A. LUTZ*             Director       October 6, 1994
- -----------------------------
        Robert A. Lutz

       PETER A. MAGOWAN*            Director       October 6, 1994
- -----------------------------
       Peter A. Magowan

      MALCOLM T. STAMPER*           Director       October 6, 1994
- -----------------------------
      Malcolm T. Stamper

       LYNTON R. WILSON*            Director       October 6, 1994
- -----------------------------
      Lynton R. Wilson

*By     /s/ R. D. HOUTMAN                          October 6, 1994
   --------------------------
            R. D. Houtman
          Attorney-in-Fact

Exhibit
Number
- -------

  5    -         Opinion of William J. O'Brien, Esq., as to the legality of the securities being registered.

 15    -         Letter in Lieu of Consent of Deloitte & Touche LLP, Independent Public Accountants, dated October 6, 1994 relating to Financial Statements.

 24-A  -         Consent of William J. O'Brien, Esq. (included in opinion to be filed as Exhibit 5).

 24-B  -         Consent of Deloitte & Touche LLP.

 25    -         Powers of Attorney executed by certain officers and directors who signed this Registration Statement by an attorney-in-fact.

 28    -         Copy of the Chrysler Corporation 1991 Stock Compensation Plan.  Filed as Exhibit 10-A-32 to the Annual Report of
                 Chrysler Corporation on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.